RULE 10f-3 REPORT FORM
Record Of Securities Purchased
Under The Trust's Rule 10f-3 Procedures

1.	Name of Portfolio: Neuberger Berman Genesis Fund
2.	Name of Issuer: Principal Financial Group, Inc.

3.	Date of Purchase: October 22, 2001

4.	Underwriter from whom purchased: Goldman, Sachs & Co.

5.	"Affiliated Underwriter" managing or participating in
	underwriting syndicate:  Neuberger Berman, LLC
6.	Is a list of the underwriting syndicate's members attached?
	Yes X		    No  _____
7.	Aggregate principal amount of purchase by all
         investment companies advised by the
	Adviser or Subadviser: 744,800

8.	Aggregate principal amount of offering:  100,000,000

9.	Purchase price (net of fees and expenses): $18.50

10.	Date offering commenced: October 22, 2001

11. Offering price at close of first day on which any sales were made: $18.50

12.	Commission, spread or profit: 4.35 % $0.805/ share

13.	Have the following conditions been satisfied?
         Yes	     No

a.	The securities are:
	part of an issue registered under the Securities
         Act of 1933 which is being offered to the public;
	Eligible Municipal Securities;
	sold in an Eligible Foreign Offering; or sold in an Eligible Rule 144A offering?
(See Appendix B to the Rule 10f-3 Procedures for definitions of the capitalized terms herein.)


	X		____
	____		____
	____		____
	____		____

b.	(1)   The securities were purchased prior to the end of
         the first day on which any sales were made, at a price
         that is not more than the price paid by each other
          purchaser of securities in that offering or in any
         concurrent offering of the securities (except, in the
         case of an Eligible Foreign Offering, for any rights
          to purchase that are required by law to be granted to existing security holders of the issuer); OR
  Yes	        No







X	 ____

(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


         ____	 ____
c.	The underwriting was a firm commitment underwriting?
	X   		____
d.	The commission, spread or profit was reasonable
	and fair in relation to that being received by others for underwriting similar securities during the same period (see Attachment for comparison of spread with comparable recent offerings)?



	X		____
e.	The issuer of the securities, except for Eligible
         Municipal Securities, and its predecessors have been in continuous operation for not less than three years?

	X		____
f.	(1)  The amount of the securities, other than those
         sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser did not exceed 25% of the principal amount of the offering; OR

(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such
        	securities purchased by all of the investment companies advised by the Adviser or Subadviser did not exceed 25% of the total of:

(i) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as
	defined in Rule 144A(a)(1), plus

(ii) The principal amount of the offering of such class in any concurrent public offering?



	X		____










	____		____
g.        (1)      No affiliated underwriter of the Trust
          was a direct or indirect participant in or beneficiary of the sale; OR
(2)   With respect to the purchase of Eligible Municipal
         Securities, such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?

X 	____



____	____



h. Information has or will be timely supplied to the
appropriate officer of the Trust for inclusion on
SEC Form N-SAR and quarterly reports to the Trustees?
Yes	  No



	 X		____

Approved:	Date: October 30, 2001


RULE 10F-3 COMPLIANCE
WORKSHEET ? P.3


Additional information for paragraph (b) commission or spread comparable recent offering:

			COMPARISON # 1	COMPARISON # 2	COMPARISON # 3
SECURITY		Principal		Community		Exult Inc.
			Financial		Health Systems
			Group Inc.		Inc.


DATE OFFERED	10/22/2001		10/9/2001		7/31/2001

PRICE$		$18.50		$26.80		$13.34

SPREAD($)		$0.81			$1.20			$0.68

SPREAD(%)		4.35%			4.48%			5.10%

SECURITY TYPE	COMMON		COMMON		COMMON

RATING/		N/A			N/A			N/A
QUALITY

SIZE OF ISSUE	100,000,000		12,000,000		12,000,000

TOTAL
CAPITALIZATION	$6,671,100,000	$2,638,898,555	$1,339,563,100







NOTE:  Minimum of two comparisons must be completed for each purchase.